Exhibit 5.1
July 11, 2007
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com
ProLogis
4545 Airport Way
Denver, Colorado 80239

Re:	ProLogis Registration Statement on Form S-3 (File
No. 333-132616)
Ladies and Gentlemen:
     We have acted as special counsel to ProLogis, a Maryland real estate investment trust (“ProLogis”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) $1,250,000,000 aggregate principal amount of ProLogis’s 2.25% Convertible Senior Notes due 2037 (the “Notes”) and (ii) the common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), into which the Notes are convertible, each as described in the prospectus, as supplemented, relating to the Notes and the Common Shares contained in ProLogis’s Registration Statement (File No. 333-132616) (the “Prospectus”). The Notes have been issued under the Indenture dated as of March 1, 1995, between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, as supplemented by a First Supplemental Indenture, dated February 9, 2005, a Second Supplemental Indenture, dated November 2, 2005, a Third Supplemental Indenture, dated November 2, 2005, and a Fourth Supplemental Indenture, dated March 26, 2007 (collectively, the “Indenture”).
     We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3, as amended (File No. 333-132616) (the “Registration Statement”), relating to the debt securities of which the Notes are a part and relating to the Common Shares. In rendering our opinions set forth below, we have examined originals or copies identified to our satisfaction of (i) the Registration Statement, including the Prospectus; (ii) ProLogis’s Declaration of Trust; (iii) ProLogis’s Amended and Restated Bylaws, as amended; (iv) resolutions of ProLogis’s Board of Trustees; (v) the Indenture; and (vi) the form of the Notes. In addition, we have examined and relied upon other documents, certificates, corporate records, opinions and instruments, obtained from ProLogis or other sources believed by us to be reliable, as we have deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:
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Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Mayer, Brown, Rowe & Maw LLP
ProLogis
July 11, 2007

(i)	the Notes constitute valid and legally binding obligations of ProLogis entitled to the benefits of the Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances; and

(ii)	the Common Shares have been duly authorized and, when the Common Shares are issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.
     We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of Maryland, the laws of the State of New York and the federal laws of the United States of America.

Sincerely,
/s/ Mayer, Brown, Rowe & Maw LLP